Exhibit 99.1

Netlist Reports Third Quarter 2024 Results

IRVINE, CALIFORNIA, October 29, 2024 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the third quarter ended September 28, 2024.

Recent Highlights:

•	Net sales for the third quarter of 2024 increased by 140% to $40.2 million compared to $16.7 million from the same quarter one year ago.
•	Secured order finalizing $303 million damages award against Samsung. The United States District Court for the Eastern District of Texas (EDTX) upheld the jury’s verdict and damages award in the April 2023 trial and confirmed that Samsung willfully infringed Netlist’s patented technologies and that none of the asserted claims are invalid. This brings the case to a close in the EDTX.
•	Raised $15 million subsequent to the end of the quarter strengthening Netlist’s balance sheet.

“We continue to make significant progress in the defense of Netlist’s intellectual property and look forward to the upcoming second patent infringement jury trial against Samsung in the EDTX,” said Chief Executive Officer, C.K. Hong.

Net sales for the third quarter ended September 28, 2024 were $40.2 million, compared to net sales of $16.7 million for the third quarter ended September 30, 2023. Gross profit for the third quarter ended September 28, 2024 was $1.1 million, compared to a gross profit of $0.4 million for the third quarter ended September 30, 2023.

Net sales for the nine months ended September 28, 2024 were $112.8 million, compared to net sales of $35.8 million for the nine months ended September 30, 2023. Gross profit for the nine months ended September 28, 2024 was $2.6 million, compared to a gross profit of $1.2 million for the nine months ended September 30, 2023.

Net loss for the third quarter ended September 28, 2024 was ($9.4) million, or ($0.04) per share, compared to a net loss of ($17.3) million in the same period of prior year, or ($0.07) per share. These results include stock-based compensation expense of $1.1 million and $1.1 million for the quarters ended September 28, 2024 and September 30, 2023, respectively.

Net loss for the nine months ended September 28, 2024 was ($41.2) million, or ($0.16) per share, compared to a net loss in the prior year period of ($47.2) million, or ($0.20) per share. These results include stock-based compensation expense of $3.6 million and $3.4 million for the nine months ended September 28, 2024 and September 30, 2023, respectively.

As of September 28, 2024, cash, cash equivalents and restricted cash were $29.8 million, total assets were $38.2 million, working capital deficit was ($9.7) million, and stockholders’ deficit was ($8.4) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, October 29, 2024 at 12:00 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 28, 2024. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist inventions are foundational to the advancement of AI which is revolutionizing computing and empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance. Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final order by the trial court, risks that Micron will appeal the final judgment by the trial court, which could cause a lengthy delay in Netlist’s ability to collect the damage award or overturn the verdict or reduce the damages award; risks that Netlist will suffer adverse outcomes in its pending litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist’s industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on February 23, 2024, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	September 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$17,163	$40,445
Restricted cash	12,600	12,400
Accounts receivable, net	1,660	4,562
Inventories	3,768	12,031
Prepaid expenses and other current assets	813	441
Total current assets	36,004	69,879

Property and equipment, net	605	770
Operating lease right-of-use assets	1,153	1,590
Other assets	473	560
Total assets	$38,235	$72,799

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$34,183	$39,831
Revolving line of credit	1,563	3,844
Accrued payroll and related liabilities	1,352	1,346
Deferred revenue	5,914	—
Other current liabilities	2,645	2,569
Total current liabilities	45,657	47,590
Operating lease liabilities	787	1,213
Other liabilities	187	237
Total liabilities	46,631	49,040

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	259	254
Additional paid-in capital	316,319	307,328
Accumulated deficit	(324,974)	(283,823)
Total stockholders’ equity (deficit)	(8,396)	23,759
Total liabilities and stockholders’ equity (deficit)	$38,235	$72,799

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales	$40,186	$16,725	$112,828	$35,772
Cost of sales (1)	39,044	16,285	110,198	34,533
Gross profit	1,142	440	2,630	1,239
Operating expenses:
Research and development(1)	2,177	2,268	6,987	6,824
Intellectual property legal fees	5,349	12,891	28,403	32,908
Selling, general and administrative(1)	3,271	3,160	9,353	9,515
Total operating expenses	10,797	18,319	44,743	49,247
Operating loss	(9,655)	(17,879)	(42,113)	(48,008)
Other income, net:
Interest income, net	162	507	796	840
Other income (expense), net	88	33	167	14
Total other income, net	250	540	963	854
Loss before provision for income taxes	(9,405)	(17,339)	(41,150)	(47,154)
Provision for income taxes	—	—	1	1
Net loss	$(9,405)	$(17,339)	$(41,151)	$(47,155)

Loss per common share:
Basic and diluted	$(0.04)	$(0.07)	$(0.16)	$(0.20)
Weighted-average common shares outstanding:
Basic and diluted	258,025	247,420	256,509	240,974

(1)Amounts include stock-based compensation expense as follows:

Cost of sales	$16	$19	$82	$90
Research and development	238	231	798	691
Selling, general and administrative	876	895	2,752	2,637
Total stock-based compensation	$1,130	$1,145	$3,632	$3,418